December 21, 1995




Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, NW
Stop 1-4
Washington, D.C. 20549-1004

Attention:  Filing Desk

RE:  Thiokol Corporation
     Commission File No. 1-6179
     Current Report on Form 8-K dated December 21, 1995

Ladies/Gentlemen:

This Form 8-K is being filed electronically on EDGAR pursuant to Item 2, Acquisition or Disposition of Assets.

Sincerely,

/s/ Edwin M. North
---------------------
   Edwin M. North

Enclosures

cc:   New York Stock Exchange (w/manually signed copy of report)
      Chicago Stock Exchange (w/manually signed copy of report)


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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549


                                    _________


                                    FORM 8-K

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):     December 21, 1995


                              Thiokol Corporation
_______________________________________________________________________
            (Exact name of registrant as specified in its charter)


                                   Delaware
_______________________________________________________________________
            (State or other jurisdiction of incorporation)


             1-6179                                  36-2678716
  ________________________              ________________________________
   Commission File Number              (IRS Employer Identification No.)


     2475 Washington Boulevard, Ogden, Utah               84401-2398
________________________________________________________________________
    (Address of principal executive offices)              (Zip Code)


                                  (801) 629-2000
                          _____________________________
                          Registrant's Telephone Number





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                ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS


Effective December 13, 1995, Thiokol Corporation's wholly-owned subsidiary, Thiokol Holding Company ("Holding"), entered into a Stock Purchase Agreement with Carlyle-Blade Acquisition Partners, L.P. ("Carlyle") and Blade Acquisition Corp. ("Blade") pursuant to the terms of which Holding purchased 49%, $98 million; and Carlyle purchased 51%, $102 million of all of the issued and outstanding voting common stock of Blade, a Delaware acquisition corporation formed by Holding and Carlyle for the purpose of completing the Howmet Cercast acquisition. Holding also purchased, for $50 million, all of the issued and outstanding 9% paid-in-kind non- voting Series A preferred stock, the terms and conditions of which are described in the Preferred Stock Certificate of Designation filed with the Secretary of State of Delaware. Paid-in-kind dividends are paid quarterly by the issuance of additional shares preferred stock. Mandatory redemption of the preferred stock occurs the earlier of ten years after the initial issue date or immediately before the sale, merger, or consolidation of Blade or a transfer of more than 25% of the Carlyle held common stock to nonaffiliates.

Holding's $148 million capital investment in Blade was funded by a capital contribution made by Thiokol Corporation ("Thiokol") from cash balances on hand and financing provided from various bank lines of credit. As a result of such capital contribution, Thiokol's liquidity resources remain sufficient to meet its anticipated working capital and capital expenditure needs.

The Blade voting common stock owned by Holding and Carlyle is subject to a Security Agreement granted by each party to the other and such common stock is held by a custodial agent pursuant to the terms of the Collateral Custodial Agreement.

On December 13, 1995, Blade completed the $775 million acquisition (including expenses) of Howmet Corporation, the world's largest manufacturer of investment casting components for gas turbine engines, and the Cercast Group of companies, a major producer of high quality aluminum alloy investment castings from Pechiney International, S.A., and its affiliates ("Pechiney"), a multinational French firm. The acquisition of Howmet and its subsidiaries and the Cercast Group of companies, include the acquisition of the nonoperating companies Howmet Insurance Company, a captive insurance company and Pechiney Corporation the obligor on $816 million in promissory notes due in 1999 secured by a trust, primary and secondary letters of credit and Pechiney indemnifications.

The acquisition is financed by the Howmet and Cercast subsidiaries of Blade. Financing consists of $425 million secured senior indebtedness with maturities of 5 to 7.5 years at rates ranging from 9.5 to 9.75% including a $100 million revolving credit facility; $60 million secured accounts receivable financing; $125 million 10% senior subordinated notes with call premium due 2003; and a $25 million 11% paid-in-kind eleven year note payable to Pechiney. All debt financing is non-recourse to Blade and its shareholders Holding and Carlyle.

The Shareholder Agreement by and among Holding, Carlyle and Blade set forth the terms and conditions for the management of Blade and its subsidiaries Howmet and Cercast, the composition of its Board of Directors, voting control and super majority action required for major corporate actions. Pursuant to the terms and conditions of the Shareholders Agreement, Holding has a call option exercisable during a three year period commencing the third year from the Closing Date, December 13, 1998, to purchase all of the issued and outstanding voting common stock of Blade owned by Carlyle. Upon Holding's exercise of the call option, at a purchase price valuation process set forth in the Shareholder Agreement, Holding will own all of the issued and outstanding common stock of Blade and its subsidiaries, Howmet Corporation and the Cercast Group of companies.

The Shareholder Agreement contains a Change in Control provision which provides Holding a right to accelerate the exercise of the call option to purchase Carlyle's Blade common stock in the event of a Change in Control of Carlyle as defined by the terms and conditions in the Shareholders Agreement. In the event of a change of control of Thiokol Corporation as defined by the terms and conditions of the Shareholders Agreement, Carlyle will effectively gain control of the Board of Directors of Blade and will control the Blade investment in Howmet Corporation and the Cercast group of companies. The Shareholder Agreement contains provisions regarding the respective shareholders' rights of Holding and Carlyle to exit the transaction including Registration Rights Agreement, co-sale rights and tag-along rights in the event either party sells any or all of its Blade common stock interests to a third party subsequent to the expiration of the Holding call option.

A Standstill Agreement by and among Thiokol, Holding, Carlyle and Carlyle affiliates provides for the protection of the long-term investment interests of Holding in Blade and the investment interests of its stockholder Thiokol. Holding and Carlyle have also entered into management agreements with Howmet providing for annual payments of $1 million to each party for certain management and consulting services. Agreements by Thiokol and a Carlyle affiliate and Howmet Acquisition Corp. provides for the payment as of the closing of transaction a $2 million transaction fee to each party.

Financial statements and exhibits required by Item 7 of Form 8-K will be provided not later than 60 days after this report is filed. It is impractical to provide the financial statements and Exhibits at this time

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                                  SIGNATURE


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             THIOKOL CORPORATION
                                                 (Registrant)


                                                /s/ Richard L. Corbin
Dated: December 21, 1995              By: ________________________________
                                                 Richard L. Corbin
                                               Senior Vice President
                                            and Chief Financial Officer